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                                                                    EXHIBIT 8.1


                [LETTERHEAD OF SUTHERLAND ASBILL & BRENNAN LLP]



                                 April 12, 1999




Strategic Timber Trust, Inc.
5 North Pleasant Street
New London, NH 03257

         Re:    Strategic Timber Trust, Inc./REIT

Gentlemen:

                We have acted as counsel to Strategic Timber Trust, Inc. in connection with your initial public offering of 16,600,000 shares of common stock, and your election to be taxed as a Real Estate Investment Trust for federal income tax purposes. Except as indicated therein, and subject to the limitations and qualifications stated therein, the discussion in your form S-11 entitled "Federal Income Tax Consequences" is our opinion regarding the federal income tax consequences that may be relevant to your shareholders.

                                    Yours truly,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By: /s/ William H. Bradley
                                       ----------------------------------------
                                       William H. Bradley, a partner


WHB/mjb